GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                      TELEPHONE (617) 570-1000
                                                     TELECOPIER (617) 523-1231


                                October 28, 1999



U.S. Global Investors Funds
7900 Callaghan Road
San Antonio, Texas 78229

Ladies and Gentlemen:

      We hereby consent to the incorporation by reference in Post-Effective Amendment No. 85 (the "Amendment") to Registration Statement 2-35439 on Form N-1A (the "Registration Statement") of U.S. Global Investors Funds (the "Trust") of our opinion with respect to the legality of the shares of the Trust representing interests in (i) the Gold Shares Fund, Global Resources Fund, World Gold Fund, All American Equity Fund, Equity Income Fund (formerly, the Income
Fund), Tax Free Fund, U.S. Treasury Securities Cash Fund, U.S. Government Securities Savings Fund, Real Estate Fund and Near-Term Tax Free Fund (formerly, U.S. California Double Tax Free Fund), which opinion was filed with Post-Effective Amendment No. 59 to the Registration Statement, and (ii) the China Region Opportunity Fund, which opinion was filed with Post-Effective Amendment No. 74 to the Registration Statement. We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "Independent Accountants and Legal Counsel" which is included in Part B of the Amendment.

                                       Very truly yours,

                                       /s/ Goodwin, Procter & Hoar LLP

                                       GOODWIN, PROCTER & HOAR  LLP

DOCSC\810449.1